Exhibit 99.1

PRESS RELEASE
Financial Contact:
Robert A. Milligan
Chief Financial Officer
480.998.3478
HEALTHCARE TRUST OF AMERICA, INC. REPORTS FIRST QUARTER 2017 EARNINGS
Normalized FFO of $0.41 Per Diluted Share and Same-Property Cash NOI Growth of 3.2%
$39 Million in First Quarter Investments and $150.0 Million of Investments Under Contract

Scottsdale, Arizona (April 26, 2017) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the three months ended March 31, 2017.

First Quarter 2017 Highlights
Operating

•	Net Income Attributable to Common Stockholders: Increased 37.4% to $13.5 million, compared to Q1 2016. Earnings per diluted share increased 12.5% to $0.09 per diluted share, compared to Q1 2016.

•
FFO: As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), increased 27.1% to $60.2 million, compared to Q1 2016. FFO per diluted share increased 13.9% to $0.41 per diluted share, compared to Q1 2016.

•	Normalized FFO: Increased 15.4% to $60.1 million, compared to Q1 2016. Normalized FFO per diluted share increased 2.5% to $0.41 per diluted share, compared to Q1 2016.

•	Normalized FAD: Increased 8.8% to $52.9 million, compared to Q1 2016.

•
Same-Property Cash Net Operating Income (“NOI”): Increased $2.2 million, or 3.2%, to $70.5 million, compared to Q1 2016. Same-Property rental revenue increased $1.7 million, or 2.2%, to $79.5 million, compared to Q1 2016.

Portfolio

•
Investments: HTA invested $34.7 million to acquire medical office buildings totaling approximately 78,000 square feet of gross leasable area (“GLA”) that were 100% leased and located in its key market of Tampa, Florida, and strategically expanded its presence in College Station, Texas. In addition, HTA invested in the expansion of its New Haven, Connecticut campus. This expansion totaled approximately 11,000 square feet of GLA.

Subsequent to the end of the quarter, HTA executed a purchase and sale agreement with a purchase price of $150.0 million consisting of approximately 592,000 square feet of GLA located within certain of its 15 to 20 key markets.

•	Dispositions: HTA completed the disposition of a medical office building located in Texas for a gross sales price of $5.0 million (approximately 48,000 square feet of GLA).

•
Leasing: HTA entered into new and renewal leases on approximately 776,000 square feet of GLA, or 4.4% of its portfolio. Tenant retention for the Same-Property portfolio was 80% by GLA for the quarter, which included approximately 462,000 square feet of expiring leases. Renewal leases included tenant improvements of $1.45 per square foot per year of the lease term and less than one week of free rent per year of the lease term.

•	Leased Rate: At the end of the quarter, HTA had a leased rate for its portfolio of 91.8% by GLA and 91.7% for its Same-Property portfolio.
Balance Sheet and Capital Markets

•
Balance Sheet: At the end of the quarter, HTA had total leverage of 28.3% measured as debt to market capitalization, and 5.7x measured as debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Total liquidity at the end of the quarter was $690.5 million, including $674.5 million of availability under its unsecured revolving credit facility and $16.0 million of cash and cash equivalents.

•	Equity Raise: Subsequent to the end of the quarter, HTA raised approximately $62.3 million from the sale of its common stock at an average price of $31.20 per share through its ATM program.

Financial Results - First Quarter 2017
Rental Income
Rental income increased 15.6% to $124.0 million for the three months ended March 31, 2017, compared to $107.3 million for the three months ended March 31, 2016.
Net Income
Net income increased 39.5% to $14.0 million for the three months ended March 31, 2017, compared to $10.0 million for the three months ended March 31, 2016.
FFO
FFO, as defined by NAREIT, was $0.41 per diluted share, or $60.2 million, for the three months ended March 31, 2017, compared to $0.36 per diluted share, or $47.4 million, for the three months ended March 31, 2016.
Normalized FFO
Normalized FFO was $0.41 per diluted share, or $60.1 million, for the three months ended March 31, 2017, compared to $0.40 per diluted share, or $52.1 million, for the three months ended March 31, 2016.
Normalized FAD
Normalized Funds Available for Distribution (“Normalized FAD”) increased 8.8% to $52.9 million, for the three months ended March 31, 2017, compared to $48.6 million for the three months ended March 31, 2016.
NOI
NOI increased 15.4% to $85.3 million for the three months ended March 31, 2017, compared to $74.0 million for the three months ended March 31, 2016.
Same-Property Cash NOI
Same-Property Cash NOI increased $2.2 million, or 3.2%, to $70.5 million, for the three months ended March 31, 2017, compared to $68.3 million for the three months ended March 31, 2016. Same-Property rental revenue increased $1.7 million, or 2.2%, to $79.5 million for the three months ended March 31, 2017, compared to the three months ended March 31, 2016.
General and Administrative Expenses
General and administrative expenses were $8.4 million for the three months ended March 31, 2017, compared to $6.8 million for the three months ended March 31, 2016.
Interest Expense and Change in Fair Value of Derivative Financial Instruments
The total interest expense and change in fair value of derivative financial instruments for the three months ended March 31, 2017, was $15.5 million, which included $16.4 million of interest expense related to debt and interest rate swaps, and a net gain of $0.8 million on the change in the fair value of HTA’s derivative financial instruments.
HTA ended the quarter with a weighted average interest rate of 3.30% per annum, including the impact of interest rate swaps. The weighted average remaining term of HTA’s total debt was 5.4 years, including extension options.
Leased Rate, Occupancy Rate and Tenant Retention
The leased rate (includes leases which have been executed, but which have not yet commenced) was 91.8% by GLA as of March 31, 2017. The occupancy rate of HTA’s portfolio was 91.0% by GLA as of March 31, 2017. Tenant retention for the Same-Property portfolio was 80% by GLA for the quarter, which included approximately 462,000 square feet of expiring leases.
Credit Rated Tenants
Investment grade rated tenants as a percent of annualized base rent was 44% as of March 31, 2017. Additionally, 59% of HTA’s annualized base rent as of March 31, 2017 was derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.
In-House Property Management and Leasing Platform
As of March 31, 2017, HTA’s in-house property management and leasing platform operated approximately 16.2 million square feet of GLA, or 91% of HTA’s total portfolio.
Balance Sheet
As of March 31, 2017, HTA had total assets of $3.8 billion, cash and cash equivalents of $16.0 million, and $674.5 million available under its unsecured revolving credit facility (includes the impact of $5.5 million of outstanding letters of credit). The leverage ratio of debt to market capitalization was 28.3% as of March 31, 2017.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, based on gross leasable area (“GLA”). We provide the real estate infrastructure for the integrated delivery of healthcare services in highly desirable locations. Over the last decade, we have invested $4.3 billion primarily in MOBs and other healthcare assets comprising 17.8 million square feet of GLA. Our investments are targeted in 15 to 20 key markets that we believe have superior healthcare demographics that support strong, long-term demand for medical office space. We have achieved, and continue to achieve, critical mass within these key markets by expanding our presence through accretive acquisitions, and utilizing our in-house operating expertise through our regionally located property management and leasing platform.
Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that we believe have significantly outperformed the S&P 500 and US REIT indices. More information about HTA can be found on the Company’s website at www.htareit.com.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K and in our filings with the SEC.
Conference Call
HTA will host a conference call and webcast on Thursday, April 27, 2017 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to review its financial performance and operating results for the three months ended March 31, 2017.
Conference Call and Webcast Details:
Domestic Dial-In Number: (877) 507-6265
International Dial-In Number: (412) 902-6633
Canada Dial-In Number: (855) 669-9657
Webcast: www.htareit.com under the Investor Relations tab
Replay Conference Call Details:
Domestic Dial-In Number: (877) 344-7529
International Dial-In Number: (412) 317-0088
Canada Dial-In Number: (855) 669-9658
Conference ID: 10104239
Available April 27, 2017 (one hour after the end of the conference call) to May 27, 2017 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time)
Supplemental Information
Supplemental financial data are available on the HTA’s website at www.htareit.com.

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Real estate investments:
Land	$392,714	$386,526
Building and improvements	3,500,633	3,466,516
Lease intangibles	467,559	467,571
	4,360,906	4,320,613
Accumulated depreciation and amortization	(856,986)	(817,593)
Real estate investments, net	3,503,920	3,503,020
Cash and cash equivalents	16,034	11,231
Restricted cash and escrow deposits	8,043	13,814
Receivables and other assets, net	179,719	173,461
Other intangibles, net	45,301	46,318
Total assets	$3,753,017	$3,747,844
LIABILITIES AND EQUITY
Liabilities:
Debt	$1,811,208	$1,768,905
Accounts payable and accrued liabilities	98,222	105,034
Derivative financial instruments - interest rate swaps	1,653	1,920
Security deposits, prepaid rent and other liabilities	51,409	49,859
Intangible liabilities, net	36,009	37,056
Total liabilities	1,998,501	1,962,774
Commitments and contingencies
Redeemable noncontrolling interests	4,661	4,653
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 141,825,110 and 141,719,134 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	1,418	1,417
Additional paid-in capital	2,754,229	2,754,818
Accumulated other comprehensive loss	(85)	—
Cumulative dividends in excess of earnings	(1,098,561)	(1,068,961)
Total stockholders’ equity	1,657,001	1,687,274
Noncontrolling interests	92,854	93,143
Total equity	1,749,855	1,780,417
Total liabilities and equity	$3,753,017	$3,747,844

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Rental income	$123,993	$107,250
Interest and other operating income	354	65
Total revenues	124,347	107,315
Expenses:
Rental	39,020	33,353
General and administrative	8,423	6,773
Transaction	284	1,813
Depreciation and amortization	47,056	37,828
Total expenses	94,783	79,767
Income before other income (expense)	29,564	27,548
Interest expense:
Interest related to derivative financial instruments	(324)	(645)
Gain (loss) on change in fair value of derivative financial instruments, net	839	(2,792)
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	515	(3,437)
Interest related to debt	(16,058)	(14,128)
Gain on sale of real estate, net	3	—
Loss on extinguishment of debt, net	(32)	—
Other income	8	53
Net income	$14,000	$10,036
Net income attributable to noncontrolling interests	(455)	(176)
Net income attributable to common stockholders	$13,545	$9,860
Earnings per common share - basic:
Net income attributable to common stockholders	$0.10	$0.08
Earnings per common share - diluted:
Net income attributable to common stockholders	$0.09	$0.08
Weighted average common shares outstanding:
Basic	141,780	129,336
Diluted	146,117	131,240

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$14,000	$10,036
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	46,213	37,091
Share-based compensation expense	2,530	1,803
Bad debt expense	103	92
Gain on sale of real estate, net	(3)	—
Loss on extinguishment of debt, net	32	—
Change in fair value of derivative financial instruments	(839)	2,792
Changes in operating assets and liabilities:
Receivables and other assets, net	(7,771)	(1,438)
Accounts payable and accrued liabilities	(7,934)	(10,370)
Security deposits, prepaid rent and other liabilities	682	446
Net cash provided by operating activities	47,013	40,452
Cash flows from investing activities:
Investments in real estate	(34,706)	(158,686)
Proceeds from the sale of real estate	4,746	—
Capital expenditures	(12,894)	(8,824)
Restricted cash, escrow deposits and other assets	5,771	(799)
Net cash used in investing activities	(37,083)	(168,309)
Cash flows from financing activities:
Borrowings on unsecured revolving credit facility	92,000	166,000
Payments on unsecured revolving credit facility	(10,000)	(88,000)
Payments on secured mortgage loans	(40,155)	(1,761)
Security deposits	14	729
Proceeds from issuance of common stock	—	91,757
Repurchase and cancellation of common stock	(3,118)	(1,901)
Dividends paid	(42,536)	(37,473)
Distributions paid to noncontrolling interest of limited partners	(1,332)	(737)
Net cash (used in) provided by financing activities	(5,127)	128,614
Net change in cash and cash equivalents	4,803	757
Cash and cash equivalents - beginning of period	11,231	13,070
Cash and cash equivalents - end of period	$16,034	$13,827

HEALTHCARE TRUST OF AMERICA, INC.
NOI, CASH NOI AND SAME-PROPERTY CASH NOI
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net income	$14,000	$10,036
General and administrative expenses	8,423	6,773
Transaction expenses (1)	284	1,813
Depreciation and amortization expense	47,056	37,828
Interest expense and net change in fair value of derivative financial instruments	15,543	17,565
Gain on sale of real estate, net	(3)	—
Loss on extinguishment of debt, net	32	—
Other income	(8)	(53)
NOI	$85,327	$73,962
NOI percentage growth	15.4%

NOI	$85,327	$73,962
Straight-line rent adjustments, net	(1,209)	(1,451)
Amortization of (below) and above market leases/leasehold interests, net and lease termination fees	(94)	417
Cash NOI	$84,024	$72,928
Notes receivable interest income	(292)	—
Non Same-Property Cash NOI	(13,237)	(4,596)
Same-Property Cash NOI (2)	$70,495	$68,332
Same-Property Cash NOI percentage growth	3.2%

(1) For the three months ended March 31, 2017, amounts have been adjusted to reflect the prospective presentation of the early adoption of ASU 2017-01 as of January 1, 2017.
(2) Same-Property includes 286 buildings for the three months ended March 31, 2017 and 2016.
NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) interest expense and net change in fair value of derivative financial instruments; (v) gain or loss on sales of real estate; (vi) gain or loss on extinguishment of debt; and (vii) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements.
Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; and (ii) amortization of below and above market leases/leasehold interests. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.
To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “Same-Property”. Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented, excluding properties intended for disposition in the near term, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
FFO, NORMALIZED FFO AND NORMALIZED FAD
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net income attributable to common stockholders	$13,545	$9,860
Depreciation and amortization expense related to investments in real estate	46,689	37,521
Gain on sale of real estate, net	(3)	—
FFO attributable to common stockholders	$60,231	$47,381
Transaction expenses (1)	284	1,813
(Gain) loss on change in fair value of derivative financial instruments, net	(839)	2,792
Loss on extinguishment of debt, net	32	—
Noncontrolling income from partnership units included in diluted shares	425	145
Other normalizing items, net (2)	—	(16)
Normalized FFO attributable to common stockholders	$60,133	$52,115
Other income	(8)	(53)
Non-cash compensation expense	2,530	1,803
Straight-line rent adjustments, net	(1,209)	(1,451)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	273	740
Amortization of deferred financing costs and debt discount/premium, net	786	717
Recurring capital expenditures, tenant improvements and leasing commissions	(9,640)	(5,268)
Normalized FAD attributable to common stockholders	$52,865	$48,603

Net income attributable to common stockholders per diluted share	$0.09	$0.08
FFO adjustments per diluted share, net	0.32	0.28
FFO attributable to common stockholders per diluted share	$0.41	$0.36
Normalized FFO adjustments per diluted share, net	0.00	0.04
Normalized FFO attributable to common stockholders per diluted share	$0.41	$0.40

Weighted average diluted common shares outstanding	146,117	131,240

(1) For the three months ended March 31, 2017, amounts have been adjusted to reflect the prospective presentation of the early adoption of ASU 2017-01 as of January 1, 2017.
(2) For the three months ended March 31, 2017, other normalizing items excludes lease termination fees as they are deemed to be generated in the ordinary course of business.
HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders.

HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) gain or loss on extinguishment of debt; (iv) noncontrolling income or loss from partnership units included in diluted shares; and (v) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements.
HTA also computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments; (iv) amortization of below and above market leases/leasehold interests and corporate assets; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of our operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements.